Exhibit 99.9

      (Text of graph posted to Ashland Inc.'s website concerning Valvoline
            Instant Oil Change's twelve month rolling average sales)


                      VIOC Sames Store Sales ($, millions)
                               (2 Years and Older)

                               2000        2001        2002        2003
                               ----        ----        ----        ----

              January          11.9        12.6        13.3        14.2
              February         12.0        12.6        13.4        14.2
              March            12.1        12.7        13.4        14.3
              April            12.1        12.7        13.5        14.3
              May              12.2        12.7        13.6        14.4
              June             12.3        12.7        13.7        14.5
              July             12.4        12.8        13.8
              August           12.5        12.8        13.8
              September        12.5        12.9        13.9
              October          12.6        13.0        14.0
              November         12.6        13.1        14.1
              December         12.6        13.2        14.1